UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Feb 17, 2012

AMERICAN POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53683 (Commission File Number)	26-0693872 (IRS Employer Identification Number)

16 Market Square Center
1400 16th Street, Suite 400
Denver – CO 80202
 (Address of principal executive offices)

(720) 932-8389
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Standby Equity Distribution Agreement

On February 17, 2012, American Power Corp. (“American Power” or “the Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”) pursuant to which the Company may, at its sole and exclusive option, periodically sell to YA Global, and YA Global agrees to purchase, shares of its common stock, $0.001 par value per share (the “Common Stock”) for a total purchase price of up to four million dollars ($4,000,000). Each sale of Common Stock, pursuant to an advance notice under the SEDA (each an “advance notice”), shall be limited to the greater of (1) $250,000 and (2) the average of the daily value traded for each of the 10 trading days prior to the applicable advance notice. For each share of Common Stock purchased pursuant to the SEDA, YA Global will pay to the Company ninety-five (95%) of the market price, defined as the average of the two lowest daily volume weighted average price of the Common Stock during the five (5) consecutive trading days following delivery by the Company of an advance notice, which price shall not be less than 90% of the volume weighted average price on the trading day prior to the advance notice date. Under the SEDA, the Company cannot sell shares of Common Stock until such time as it files with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) registering the resale of the shares of Common Stock to be sold to YA Global, and such registration statement is declared effective by the SEC. The Company is not obligated to sell any shares of Common Stock under the SEDA and there are no minimum commitments or minimum use penalties.

The SEDA, unless terminated by the Company, shall terminate on the earlier of (i) March 1, 2014, or (ii) the date on which YA Global shall have purchased shares of Common Stock with an aggregate purchase price of $4,000,000. Each of the Company and YA Global agreed to customary indemnification obligations and standard representations and warranties in connection with the SEDA.

The Company issued YA Global an aggregate of 734,394 shares (the “Commitment Fee Shares”) of Common Stock as complete payment of a $120,000 commitment fee of in connection with the contemplated transactions. The Company also agreed to pay Yorkville Advisors, LLC, YA Global’s investment manager, a due diligence and structuring fee of $10,000, all of which has been paid as of the date hereof.

The Note Purchase Agreement

In addition, on February 17, 2012, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with YA Global pursuant to which the Company may issue and sell to YA Global, and YA Global shall purchase, secured convertible notes (the “Notes”) in an aggregate principal amount of up to $200,000, which Notes are convertible into Common Stock. the Company may notify YA Global in writing of its intent to sell a Note to YA Global at any time and from time to time after the Company’s initial filing of the Registration Statement and prior to the earlier of the date on which such Registration Statement is declared effective by the SEC and August 13, 2012, subject to the satisfaction (or waiver) of certain terms and conditions. Notes are issuable with principal amounts not to exceed $50,000 and, other than with respect to the first Note purchased by YA Global, there must be at least 30 days between Note Purchases.

Each Note issued pursuant to the Note Purchase Agreement shall mature on August 13, 2012 and shall bear interest at a rate equal to 8% per annum, payable upon the maturity of such Note.  In addition, YA Global shall have the right to convert any portion of any outstanding Note, including any accrued interest, into shares of Common Stock, at a conversion rate equal to the daily volume weighted average price of the Common Stock for the three trading days prior to such Note’s issuance (the “Conversion Price”) The Company may also redeem all or any portion of any outstanding Notes, including any accrued interest, upon advanced written notice to YA Global, provided that the daily volume weighted average price of the Common Stock on the date of redemption is greater than the Conversion Price.

Each Note contains standard events of default, and, upon the occurrence of an event of default, YA Global may declare any outstanding Notes immediately due and payable and a penalty interest rate of 18% will be imposed during the pendency of any such event of default.

The foregoing is a summary of the material terms of the SEDA and the Note Purchase Agreement. This summary does not purport to be a complete description of the SEDA and the Note Purchase Agreement and is qualified in its entirety by reference to the text of the SEDA and the Note Purchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Issuance of Commitment Fee Shares Under the Standby Equity Distribution Agreement with YA Global

As noted in Item 1.01 above, in connection with the Company’s entry into the SEDA it paid to YA Global a commitment fee of $120,000 by issuing 734,394 shares of the Company’s common stock, which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The shares of Common Stock issued in this private placement have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States absent registration with the SEC, any applicable state authority or an applicable exemption from such registration requirements. The Company relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and the rules and regulations promulgated thereunder.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description
10.1	Standby Equity Distribution Agreement, dated as of February 17, 2012, by and between American Power Corp. and YA Global Master SPV Ltd.
10.2	Note Purchase Agreement, dated as of February 17, 2012, by and between American Power Corp. and YA Global Master SPV Ltd.
10.3	Form of Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER CORP.,

Dated: Feb 24, 2012	By:	/s/ Alvaro Valencia
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Standby Equity Distribution Agreement, dated as of February 17, 2012, by and between American Power Corp. and YA Global Master SPV Ltd.
10.2	Note Purchase Agreement, dated as of February 17, 2012, by and between American Power Corp. and YA Global Master SPV Ltd.
10.3	Form of Note.